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                                                                    EXHIBIT 3.23

                            CERTIFICATE OF FORMATION

                                       OF

                            LOUISIANA GENERATING LLC

                  The undersigned, being a natural person 18 years of age or older and for the purposes of forming a limited liability company for general business purposes under the Delaware Limited Liability Act, hereby adopts the following Certificate of Formation:

                  1. Name: The name of the limited liability company is Louisiana Generating LLC.

                  2. Registered Office and Agent: The address of the registered office of the limited liability company is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent for service of process at such address is Corporation Service Company.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Louisiana Generating LLC this 14th day of June, 1996.

                                                /s/ [ILLEGIBLE]
                                                --------------------------------
                                                Authorized Person

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                            CERTIFICATE OF AMENDMENT

                                       OF

                            LOUISIANA GENERATING LLC

         1.       The name of the limited liability company is Louisiana
Generating LLC.

         2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The Registered Office and Agent should be changed as follows:

The address of the registered office of the limited liability company is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Louisiana Generating LLC this 6th day of March, 2000.

                                                /s/ Craig A. Mataczynski
                                                --------------------------------
                                                Craig A. Mataczynski,
                                                Authorized Person